SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K/A

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 5, 1998

                        INTELLIGENT DECISION SYSTEMS, INC.
              (Exact name of registrant as specified in its charter)

                         Commission File Number:  0-22254




    Delaware                                    38-3286394

(State or other jurisdiction                   (IRS Employer
of incorporation or organization)             identification No.)

                 191 Post Road West, Westport, Connecticut 06880

                     (Address of principal executive offices)


                                  (203) 221-2668

                         (Registrant's telephone number)

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Item 4.  Change in Registrant's Certifying Accountants

Pursuant to a letter dated August 24, 1998, Intelligent Data Systems, Inc. (the "Registrant") was informed by its auditors, PricewaterhouseCoopers LLP that the accounting partnership would no longer be representing the Registrant as its accountants.

In connection with the audits of the fiscal year ended June 30, 1997, and the subsequent interim period, up to the date of dismissal, there were no disagreements between the Registrant and PricewaterhouseCoopers LLP (nee Coopers & Lybrand LLP) regarding any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, and the firm has not advised the registrant of any reportable events.

The accountant's report on the financial statements for the previous fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report did include an explanatory paragraph which noted that losses from operations together with other factors raised substantial doubt about its ability to continue as a going concern during the ensuing year. Management's plans in regard to these matters were described in Note 2 of the report.

Filed herewith as an Exhibit is a letter of PricewaterhouseCoopers LLP, addressed to the Commission, stating agreement with the Registrant's response to this Item 4.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibit is filed with this report: Letter from PricewaterhouseCoopers LLP to the Commission dated October 5, 1998.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 1998

INTELLIGENT DECISION SYSTEMS, INC.


/s/ David Horowitz
David Horowitz
President

PAGE
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                              Exhibit to 8-K/A



PRICEWATERHOUSECOOPERS, LLP
Certified Public Accountants

333 Bridge Street, Suite 505
Grand Rapids, Michigan 49504
Telephone:  616/458-7700
Facsimile: 616/454-6375

October 5, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Intelligent Decisions Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated October 5, 1998. We agree with the statements concerning our Firm in such Form 8-K/A.


Very truly yours,


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP